EXHIBIT 99.1

Premier Exhibitions Reports Second Quarter Fiscal 2015 Results

ATLANTA, Oct. 14, 2014 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the second quarter of fiscal 2015 ended August 31, 2014.

Comparing the second fiscal quarter 2015 with the prior year's second fiscal quarter:

  Total revenue increased 6.1% to $8.3 million compared to $7.8 million in the second quarter of fiscal 2014.
  Gross profit decreased to $3.0 million from $4.0 million in last year's second fiscal quarter, mainly due to non-cash rent expense of $551 thousand related to the New York City location. In addition, the operating cost associated to our Buena Park venue, which was only open for one month during our fiscal 2014's second quarter, and our new Pompeii exhibition caused our exhibition expense to increase.
  Net loss after non-controlling interest was $1.7 million, or $0.03 per diluted share, compared to a net loss after non-controlling interest of $62 thousand, or $0.00 per diluted share in last year's second fiscal quarter.
  Adjusted EBITDA, a non-GAAP measure (1), was $(0.6) million, a decrease of $1.8 million from the prior year's results.
  Total exhibition days were 1,503 as compared to 1,298 in the second fiscal quarter of 2014.
  Average attendance per exhibition day was 499 compared to 347 in last year's second fiscal quarter.
  Average ticket prices at semi-permanent, museum and other locations increased 10.4% to $16.79 compared to $15.21 in the second quarter of fiscal 2014. Average ticket prices for semi-permanent exhibitions held steady at $21.40 compared to $21.42 in the prior year.
  General and administrative expenses increased 14.4% to $3.7 million, compared to $3.3 million in last year's second fiscal quarter as the Company incurred higher severance and stock compensation expense as well as higher professional fees during the second quarter of fiscal 2015.
  On August 31, 2014, the Company had total cash and marketable securities of $4.1 million.

Michael Little, Premier's Interim President and Chief Executive Officer, stated, "Premier's financial performance during the second quarter is indicative of our business challenges and underscored the need for the financing that we finalized earlier this month. Although contributions from the newer Pompeii and King Tut touring exhibitions modestly offset waning interest in Titanic and Bodies in their present forms, the total revenue increase was insufficient to stave off substantially higher operating expenses. As a result, we generated lower adjusted EBITDA and a larger quarterly net loss than during the same period last year."

Little continued, "Our short-term secured credit facility will enable us to complete the New York build-out with an entirely new exhibition and fulfill other obligations related to new content. Saturday Night Live: The Experience will be a uniquely New York event that celebrates 40 years of television's legendary sketch comedy and variety show. It will make visitors feel like they are a show insider—seeing the weekly program come together, wandering the backstage halls, offices, and dressing rooms, viewing the media archives, experiencing the excitement and energy of a live telecast—from the cast and crew's perspective. This exhibition, only a few blocks away from where Saturday Night Live is actually taped in Rockefeller Center, should attract broad appeal from metropolitan area residents and tourists alike and is the first step towards restoring our overall operating business to profitability."

Little concluded, "We appreciate of course that the $8 million bridge facility is only an interim solution, but it does afford us time to work through the strategic initiatives process and refocus on monetization of the Titanic assets. We will therefore pursue longer-term debt facility options so that we can fully execute our strategic plan."

Strategic Alternatives Review Process and Titanic Appraisal Update

Premier continues to explore the full scope of strategic alternatives in conjunction with J.P. Morgan although there is nothing definitive to announce at the present time.

In a separate press release issued today, Premier announced that its independent appraisers, The Alasko Company, completed a new appraisal of the entire Titanic collection and assessed its full value at approximately $218 million. The appraisal reflects the market value of the historic collection today based on a consideration of the market for comparable properties. Notably, the appraisal does not include the value of groundbreaking intellectual property and archaeological assets compiled during the company's 2010 dive. The Company filed with the Securities and Exchange Commission a redacted version of the report provided by The Alasko Company to the Board of Directors which details how they arrived at their conclusions.

Although Premier is utilizing these findings as a basis for developing a plan for monetizing the Titanic assets in a manner that will maximize the value of this collection for shareholders, there can be no assurance that it will be able to realize the full appraisal value.

Second Fiscal Quarter 2015 Conference Call Information

Premier Exhibitions will host a conference call to discuss its financial results on October 14, 2014, at 4:30 PM. (EDT). Investors in the U.S. can access the call by dialing 1-888-430-8705 and international callers may dial 1-719-457-2661. Callers should reference Conference ID number 2630160. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

(1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income/(loss).

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss/(gain) on sale of operating assets, impairment of intangible assets and fixed assets, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income/(loss), net income/(loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Table 1
Premier Exhibitions, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	August 31,	February 28,
	2014	2014
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$ 3,896	$ 3,434
Certificates of deposit and other investments	206	407
Accounts receivable, net of allowance for doubtful accounts of $352 and $392, respectively	1,265	1,331
Merchandise inventory, net of reserve of $17	1,152	1,206
Income taxes receivable	56	263
Prepaid expenses	2,242	2,012
Other current assets	445	381
Total current assets	9,262	9,034

Artifacts owned, at cost	2,890	2,901
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $21,471 and $19,799, respectively	8,008	9,287
Exhibition licenses, net of accumulated amortization of $5,953 and $5,857, respectively	1,745	1,841
Film, gaming and other application assets, net of accumulated amortization of $1,413 and $1,101, respectively	1,920	2,233
Other receivables, net of allowance for doubtful accounts of $908 and $892, respectively	--	--
Goodwill	250	250
Future rights fees, net of accumulated amortization of $657 and $438, respectively	3,723	3,942
Restricted cash	364	--
Restricted certificate of deposit	800	--
Deferred income taxes	302	302
Long-term exhibition costs	192	215
Subrogation rights	250	250
Total Assets	$ 29,707	$ 30,256

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 5,530	$ 3,301
Deferred revenue	3,684	3,076
Deferred income taxes	302	302
Current portion of capital lease obligations	40	39
Current portion of royalty payable, net of discount of $66 and $0, respectively	164	--
Current portion of notes payable, net of discount of $0 and $66, respectively	--	170
Total current liabilities	9,720	6,888

Long-Term liabilities:
Lease abandonment	1,209	1,440
Long-term portion of capital lease obligations	43	61
Long-term portion of royalty payable, net of discount of $76	814	--
Long-term portion of notes payable, net of discount of $17 and $134, respectively	183	1,126
Total long-term liabilities	2,249	2,627

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 49,097,011 and 49,044,378 shares, respectively; outstanding 49,095,002 and 49,042,369 shares, respectively	5	5
Additional paid-in capital	54,040	53,822
Accumulated deficit	(38,495)	(35,630)
Accumulated other comprehensive loss	(326)	(326)
Less treasury stock, at cost; 2,009 shares	(1)	(1)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	15,223	17,870
Equity Attributable to Non-controlling interest	2,515	2,871
Total liabilities and shareholders' equity	$ 29,707	$ 30,256

Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Comprehensive Income/(Loss)
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2014	2013	2014	2013
Revenue:
Exhibition revenue	$ 6,755	$ 5,972	$ 12,763	$ 12,819
Merchandise revenue	1,409	1,659	2,754	3,565
Management fee	133	188	271	375
Total revenue	8,297	7,819	15,788	16,759

Cost of revenue:
Exhibition costs	4,687	3,208	8,508	6,172
Cost of merchandise sold	583	607	1,169	1,290
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	5,270	3,815	9,677	7,462

Gross profit	3,027	4,004	6,111	9,297

Operating expenses:
General and administrative	3,735	3,266	7,030	6,636
Depreciation and amortization	1,149	998	2,300	1,983
Gain on disposal of assets	--	(46)	(4)	(74)
Contract and legal settlements	--	--	--	(297)
Total operating expenses	4,884	4,218	9,326	8,248

Income/(loss) from operations	(1,857)	(214)	(3,215)	1,049

Interest expense	(21)	(99)	(44)	(237)
Other income	20	154	38	147

Income/(loss) before income taxes	(1,858)	(159)	(3,221)	959

Income tax expense/(benefit)	--	(69)	--	--

Net income/(loss)	(1,858)	(90)	(3,221)	959
Less: Net (income)/loss attributable to non-controlling interest	205	28	356	(50)
Net income/(loss) attributable to the shareholders of Premier Exhibitions, Inc.	$ (1,653)	$ (62)	$ (2,865)	$ 909

Net income/(loss) per share:
Basic income/(loss) per common share	$ (0.03)	$ 0.00	$ (0.06)	$ 0.02
Diluted income/(loss) per common share	$ (0.03)	$ 0.00	$ (0.06)	$ 0.02

Shares used in basic per share calculations	49,055,706	49,341,009	49,051,196	49,308,901
Shares used in diluted per share calculations	49,055,706	49,341,009	49,051,196	49,503,070

Comprehensive income/(loss)	$ (1,653)	$ (63)	$ (2,865)	$ 908

Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income/(loss)	$ (1,858)	$ (90)	$ (3,221)	$ 959

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,149	998	2,300	1,983
Lease abandonment	(114)	(132)	(231)	(267)
Stock-based compensation	145	85	218	151
Allowance for doubtful accounts	6	67	16	161
Write-off of deferred financing costs	100	--	100	--
Amortization of debt discount	20	95	41	232
Gain on disposal of assets	--	(46)	(4)	(74)
Changes in operating assets and liabilities:
Decrease in accounts receivable	322	451	263	26
(Increase)/decrease in merchandise inventory, net of reserve	(7)	(92)	54	(187)
(Increase)/decrease in prepaid expenses	189	(963)	(202)	(1,130)
(Increase)/decrease in other current assets	(44)	(238)	(64)	54
(Increase)/decrease in income taxes receivable	134	29	207	(86)
Increase in other receivables	(6)	(29)	(16)	(127)
Increase in restricted cash	(141)	--	(149)	--
(Increase)/decrease in long-term development costs	(60)	4	23	(48)
Increase in accounts payable and accrued liabilities	1,099	776	2,156	327
Increase/(decrease) in deferred revenue	(277)	(357)	285	(566)
Decrease in income taxes payable	--	(72)	--	--
Total adjustments	2,515	576	4,997	449
Net cash provided by operating activities	657	486	1,776	1,408

Cash flows from investing activities:
Purchases of property and equipment	(23)	(2,311)	(393)	(2,612)
Proceeds from disposal of assets	--	46	4	74
Purchase of restricted certificate of deposit	--	--	(800)	--
Redemption of certificates of deposit	--	--	201
Decrease in artifacts	5	8	11	20
Net cash used in investing activities	(18)	(2,257)	(977)	(2,518)

Cash flows from financing activities:
Proceeds from option and warrant exercises	--	--	--	185
Deferred financing costs	(50)	--	(100)	--
Payments on capital lease obligations	(8)	(8)	(17)	(15)
Payments on notes payable	--	(65)	(220)	(130)
Net cash provided by/(used in) financing activities	(58)	(73)	(337)	40

Effects of exchange rate changes on cash and cash equivalents	--	--	--	1

Net increase/(decrease) in cash and cash equivalents	581	(1,844)	462	(1,069)
Cash and cash equivalents at beginning of period	3,315	7,168	3,434	6,393
Cash and cash equivalents at end of period	$ 3,896	$ 5,324	$ 3,896	$ 5,324

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 2	$ 321	$ 11	$ 328
Cash paid/(received) during the period for taxes	$ (135)	$ 44	$ (208)	$ 156
Supplemental disclosure of non-cash investing and financing activities:
Unrealized loss on marketable securities	$ --	$ 1	$ --	$ 2
Purchases of property and equipment under capital leases	$ --	$ 26	$ --	$ 26
Net assets recognized from execution of royalty agreement	$ --	$ --	$ 31	$ --

Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended		Six Months Ended
	August 31, 2014	August 31, 2013	August 31, 2014	August 31, 2013
	2Q15	2Q14	2Q15	2Q14

Net income/(loss)	$ (1,858)	$ (90)	$ (3,221)	$959
Income tax expense/(benefit)	--	(69)	--	--
Interest expense	21	99	44	237
Other income	(20)	(154)	(38)	(147)
Gain on disposal of assets	--	(46)	(4)	(74)
Impact of Hurricane Sandy on New York-Seaport	--	460	--	787
Depreciation and amortization	1,149	998	2,300	1,983
Litigation settlement	--	--	--	(297)
Stock-based compensation	140	(10)	213	56
Adjusted EBITDA(1)	$ (568)	$1,188	$ (706)	$3,504

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss/(gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income/(loss), net income/(loss), and other measures of financial performance reported in accordance with GAAP.

Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended		Six Months Ended
	August 31, 2014	August 31, 2013	August 31, 2014	August 31, 2013
	2Q15	2Q14	2Q15	2Q14

Compensation, excluding stock-based compensation	$1,749	$1,608	$3,324	$3,325
Stock-based compensation	140	(10)	213	56
Legal and other professional fees	781	691	1,283	1,312
Rent and other office expenses	440	381	867	725
Other	625	596	1,343	1,218
General & Administrative expense	$3,735	$3,266	$7,030	$6,636

Table 6
Exhibition Revenue & Operating Statistics
(In thousands)

	Three Months Ended		Six Months Ended
	August 31, 2014	August 31, 2013	August 31, 2014	August 31, 2013
	2Q15	2Q14	2Q15	2Q14

Admissions revenue	$ 5,157	$ 4,714	$ 9,822	$ 10,829
Non-refundable license fees for current exhibitions	1,598	1,258	2,941	1,990
Total exhibition revenue	$ 6,755	$ 5,972	$ 12,763	$ 12,819

Key Non-financial Measurements
Total number of exhibitions presented	18	16	22	21
Semi-permanent exhibitions presented	6	7	6	7
Partnered exhibitions presented	6	7	8	11
Exhibitions rented to promoters or museums	6	2	8	3
Total operating days for semi-permanent, partner and rented exhibitions	1,503	1,298	2,929	2,275
Total attendance for semi-permanent and partner presented exhibitions (in 000's)	544	388	1,039	905
Average attendance per day for semi-permanent and partnered exhibitions presented	499	347	480	449
Average ticket price for semi-permanent and partnered exhibitions presented	$ 16.79	$ 15.21	$ 16.04	$ 14.43
Average retail per attendee for semi-permanent and partnered exhibitions presented	$ 2.71	$ 3.33	$ 2.69	$ 3.75

Semi permanent exhibitions:
Total operating days	550	522	1,102	982
Total attendance (in 000's)	189	194	394	366
Average attendance per day	344	372	358	373
Average ticket price	$ 21.40	$ 21.42	$ 20.43	$ 21.65
Average retail per attendee	$ 3.86	$ 3.86	$ 3.57	$ 3.81

The key non-financial measurements for August 31, 2013 do not include exhibitions under management.

CONTACT: Investor Contact:
         Michael J. Little
         Interim President and Chief Executive Officer
         (404) 842-2600
         michael.little@prxi.com